Exhibit 99.1

LENSAR Reports Second Quarter 2023 Results and Provides Business Update

Increased ALLY® Adaptive Cataract Treatment System installed base to 28 systems with a backlog of 6 additional systems for installation as of June 30, 2023

U.S. procedure volumes increased 13% over second quarter 2022; 1H 2023 procedure volumes increased 15% year-over-year at sites that have upgraded from LENSAR Laser System (LLS) or added an ALLY

$25.5 million cash available to support ongoing ALLY commercial launch activities and market expansion initiatives

ORLANDO, Fla. (August 9, 2023) – LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or “the Company”), a global medical technology company focused on advanced femtosecond laser solutions for the treatment of cataracts, today announced financial results for the quarter ended June 30, 2023 and provided an update on key operational initiatives.

“The second quarter was a strong quarter for us, which saw a substantive number of ALLY placements that we had been working on coming to fruition, resulting in a steady expansion of the ALLY installed base over the period. We believe the progress we have made, particularly over the last six months, has established a strong foundation for continued, sustainable long-term growth,” said Nick Curtis, President and CEO of LENSAR. “Our second quarter revenue increased nearly 50% as compared to the second quarter last year, driven by both strong system sales and an increase in lease revenue, resulting from several multi-system placements and our initial penetration into private-equity owned ophthalmology groups. With a total of 18 ALLY installs through June 30, 2023, we have made significant progress toward achieving our previously stated objective of more than 30 ALLY systems installed in the United States in 2023.”

He added, “The favorable utilization trends we observed in Q1 continued in the second quarter, as ALLY users who transitioned from the previous-generation LLS or added an ALLY performed an average of 15% more procedures in the first half of 2023 than during the same period last year, providing further evidence of the speed and operational efficiencies realized with ALLY’s next-generation technology. As a result of the ALLY market adoption and increased utilization of LENSAR technology, we continued to grow market share in the second quarter, with an estimated 15.6%(1) of all U.S. FLACS procedures performed on LENSAR Systems, up from 15.0%(1) in the first quarter of 2023. Following the completion of our May 2023 financing, we believe that LENSAR is well-resourced to continue ALLY’s launch and planned market expansion.”

Second Quarter 2023 Financial Results

Total revenue for the quarter ended June 30, 2023 was $12.0 million, an increase of $4.0 million, or 49%, compared to total revenue of $8.0 million for the quarter ended June 30, 2022. The increase in the second quarter of 2023 was primarily due to increased system sales and increased lease revenue. Procedure volume in the United States increased approximately 13%, when comparing the second quarter of 2023 to 2022. Overall procedure volume increased by 6% in the second quarter of 2023 compared to the year-ago period, despite the fact procedure volume continued to be negatively impacted by ongoing third party payor reimbursement challenges associated with cataract surgeries in South Korea. As of June 30, 2023, the Company had an installed base of 28 ALLY Systems.

For the quarters ended June 30, 2023 and 2022, approximately 70% and 99% of our revenue was attributable to recurring sources, respectively.

The following table provides information about procedure volume:

	Procedure Volume by Quarter
	2023	2022
Q1	31,600	38,901
Q2	35,349	33,359
Total	66,949	72,260

Selling, general and administrative expenses for the quarter ended June 30, 2023 were $7.9 million, an increase of $0.3 million, or 4%, compared to $7.6 million for the quarter ended June 30, 2022. The increase was primarily due to increased sales and marketing expenses related to the commercial launch of the ALLY System.

Research and development expenses were $1.5 million and $3.8 million for the quarters ended June 30, 2023 and 2022, respectively, a decrease of $2.3 million or 61%. This decrease was primarily attributable to significantly lower development costs associated with the ALLY System’s clearance by the U.S. Food and Drug Administration (FDA) in the second quarter of 2022. This decrease included approximately $1.0 million of inventory costs charged to research and development in the second quarter of 2022 that did not occur in the same period in 2023.

Net loss for the quarter ended June 30, 2023, was $8.8 million, or ($0.81) per share, compared to net loss of $6.8 million, or ($0.67) per share, for the quarter ended June 30, 2022. The second quarter 2023 financial results were significantly impacted by the completion of the May 2023 financing. Completion of this financing transaction added $19.1 million in net cash to the balance sheet, and resulted in a $6.0 million second quarter charge as the Company recorded the outstanding warrants at fair value, thereby resulting in a $11.6 aggregate warrant liability on the balance sheet as of June 30, 2023. Included within operating expenses are stock-based compensation expenses recorded for the quarters ended June 30, 2023 and 2022 of $1.8 million and $1.6 million, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended June 30, 2023 was ($8.0) million, compared with ($5.9) million for the quarter ended June 30, 2022. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense and expense related to the change in the fair value of warrant liabilities to EBITDA, was ($0.2) million for the quarter ended June 30, 2023 and ($4.3) million for the quarter ended June 30, 2022. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

As of June 30, 2023, the Company had cash and cash equivalents of $25.5 million as compared to $14.7 million at December 31, 2022. Cash provided in the quarter ended June 30, 2023 was $17.5 million and was derived from the $19.1 million of net proceeds from the financing transaction completed in May.

Conference Call:

LENSAR management will host a conference call and live webcast to discuss the second quarter results and provide a business update today, August 9, 2023, at 8:30 a.m. ET.

To participate by telephone, please dial (888) 259 6580 (Domestic) or (416) 764 8624 (International). The conference ID number is 93649834. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. Please log in approximately 5 to 10 minutes prior to the call to register and to download and install any necessary software. The call and webcast replay will be available until August 23, 2023.

(1) Market Scope Q1 and Q2 2023 Cataract Quarterly Update, Market Scope LLC

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of visually significant astigmatism as an integral aspect of the cataract procedure. LENSAR has developed its next-generation ALLY® Adaptive Cataract Treatment System, the first platform to integrate proprietary imaging and software, with an extremely fast dual-pulse femtosecond laser in a compact, highly ergonomic system. ALLY is designed to transform cataract surgery by utilizing LENSAR’s advanced technologies with the ability to perform the entire procedure in an operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s business strategies, expected growth, commercialization and production of the ALLY® Adaptive Cataract Treatment System, including new ALLY System installations, the ALLY System’s performance and market adoptions and usage, and the Company’s liquidity and ability to fund operational initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of the COVID-19 pandemic and global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other future products, or changes in such coverage or reimbursement as currently the situation in South Korea; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; risks related to our intellectual property and other intellectual property matters; and the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth / Cameron Radinovic
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com / cradinovic@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA.

EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. We believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which excludes stock-based compensation expense and change in fair value of warrant liabilities, provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

A reconciliation of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Net loss	$ (8,753)	$ (6,759)	$ (13,025)	$ (13,433)
Less: Interest income	(111)	(39)	(200)	(48)
Add: Depreciation expense	580	569	1,158	1,110
Add: Amortization expense	275	287	551	596
EBITDA	(8,009)	(5,942)	(11,516)	(11,775)
Add: Stock-based compensation expense	1,824	1,637	3,550	3,244
Add: Change in fair value of warrant liabilities	5,997	—	5,997	—
Adjusted EBITDA	$ (188)	$ (4,305)	$ (1,969)	$ (8,531)

LENSAR, Inc.

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Product	$ 9,377	$ 5,733	$ 15,035	$ 12,702
Lease	1,691	1,415	3,320	2,814
Service	944	890	1,909	1,862
Total revenue	12,012	8,038	20,264	17,378
Cost of revenue (exclusive of amortization)
Product	3,665	1,765	5,964	4,459
Lease	496	484	990	958
Service	1,090	897	2,229	2,377
Total cost of revenue	5,251	3,146	9,183	7,794
Operating expenses
Selling, general and administrative expenses	7,854	7,569	14,609	13,847
Research and development expenses	1,499	3,834	3,149	8,622
Amortization of intangible assets	275	287	551	596
Operating loss	(2,867)	(6,798)	(7,228)	(13,481)
Other income
Change in fair value of warrant liabilities	(5,997)	—	(5,997)	—
Other income, net	111	39	200	48
Net loss	$ (8,753)	$ (6,759)	$ (13,025)	$ (13,433)
Net loss per common share:
Basic and diluted	$ (0.81)	$ (0.67)	$ (1.21)	$ (1.34)
Weighted-average number of common shares used in calculation of net loss per share:
Basic and diluted	10,820	10,073	10,768	10,020

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$ 25,466	$ 14,674
Accounts receivable, net of allowance of $30 and $56, respectively	3,223	6,040
Notes receivable, net of allowance of $12 and $4, respectively	595	200
Inventories	18,152	11,740
Prepaid and other current assets	1,728	1,062
Total current assets	49,164	33,716
Property and equipment, net	605	563
Equipment under lease, net	6,159	6,316
Notes and other receivables, long-term, net of allowance of $25 and $9, respectively	1,221	442
Intangible assets, net	11,571	12,122
Other assets	2,476	2,685
Total assets	$ 71,196	$ 55,844
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 4,619	$ 5,422
Accrued liabilities	4,321	4,700
Deferred revenue	1,067	768
Operating lease liabilities	549	531
Total current liabilities	10,556	11,421
Long-term operating lease liabilities	2,033	2,272
Warrant liabilities	11,602	—
Other long-term liabilities	568	167
Total liabilities	24,759	13,860
Series A Convertible Preferred Stock, par value $0.01 per share, 20 and no shares authorized at June 30, 2023 and December 31, 2022, respectively; 20 and no shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively; aggregate liquidation preference of $20,000 and $0 at June 30, 2023 and December 31, 2022, respectively	13,747	—
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 9,980 and 10,000 shares authorized at June 30, 2023 and December 31, 2022, respectively; no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at June 30, 2023 and December 31, 2022; 11,199 and 11,093 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	112	111
Additional paid-in capital	143,111	139,381
Accumulated deficit	(110,533)	(97,508)
Total stockholders’ equity	32,690	41,984
Total liabilities and stockholders’ equity	$ 71,196	$ 55,844